EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of Matthew J. Desch, Chief Executive Officer of Iridium Communications Inc., a Delaware corporation (the “Company”), and Thomas J. Fitzpatrick, Chief Financial Officer of the Company, does hereby certify that, to the best of such officer’s knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Form 10-K”), to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of March 2012.

/s/ Matthew J. Desch	/s/ Thomas J. Fitzpatrick
Matthew J. Desch	Thomas J. Fitzpatrick
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.